UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 11, 2024

Photozou Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55806	90-1260322
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4-30-4F, Yotsuya Shinjuku-ku, Tokyo, Japan	160-0004
(address of principal executive offices)	(zip code)

81-3-6369-1589
(registrant’s telephone number, including area code)

N/A
(former name or former mailing address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 “We”, “Us”, “Our”, “PTZH” and or “The Company” refer to Photozou Holdings, Inc.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On September 11, 2024, the Board of Directors of Photozou Holdings, Inc., (the “Company”) took the following actions by unanimous written consent: Hideo Fujioka is to be elected to serve as an Independent Director of the Company.

On September 11, 2024, Hideo Fujioka accepted his appointment to the position of Independent Director with the Company.

The biographical information of Hideo Fujioka is as follows:

Hideo Fujioka, age 53, has worked as an independent consultant from 2015 to 2023. During this time, he offered management consulting services to a range of clients. Since 2021, Mr. Fujioka has also been serving as the Chief Operating Officer of Mama Foods Co., Ltd., a Japanese company that specializes in developing, manufacturing, and selling Japanese side dishes, both wholesale and retail.

Due to Mr. Fujioka’s business experience, the board has determined to elect Hideo Fujioka as an Independent Director of the Company.

Item 9.01. Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Photozou Holdings, Inc.

Dated: September 12, 2024	/s/ Koichi Ishizuka
Koichi Ishizuka Chief Executive Officer